UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

Sierra Income Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2013, Arbor Funding LLC (“Arbor”), a newly-formed, wholly-owned financing subsidiary of Sierra Income Corporation (the “Company”), entered into a total return swap, or TRS, for senior secured floating rate loans with Citibank, N.A. (“Citibank”).

The TRS with Citibank enables the Company, through Arbor, to obtain the economic benefit of the loans subject to the TRS, despite the fact that such loans will not be directly held or otherwise owned by the Company or Arbor, in return for an interest-type payment to Citibank. Accordingly, the TRS is analogous to the Company utilizing leverage to acquire loans and incurring an interest expense to a lender.

Pursuant to the terms of the Limited Liability Company Agreement of Arbor, SIC Advisors LLC (“SIC Advisors”), the Company’s investment adviser, has been appointed as the designated manager of Arbor. SIC Advisors will act as the investment manager of Arbor under the TRS, including the selection of specific loans subject to the TRS. The terms of the TRS are governed by an ISDA 2002 Master Agreement, the Schedule thereto and Credit Support Annex to such Schedule, and the Confirmation exchanged thereunder, between Arbor and Citibank, which collectively establish the TRS, and are collectively referred to herein as the “TRS Agreement”.

Pursuant to the terms of the TRS Agreement, and subject to conditions customary for transactions of this nature, Arbor may select a portfolio of loans with a maximum market value (determined at the time each such loan becomes subject to the TRS) of $100,000,000, which is also referred to as the maximum notional amount of the TRS. Each individual loan, and the portfolio of loans taken as a whole, must meet criteria described in the TRS Agreement. Arbor will receive from Citibank all interest and, subject to limitations described in the TRS Agreement, all fees payable in respect of the loans included in the portfolio. Arbor will pay to Citibank interest at a rate equal to one-month LIBOR + 1.0% per annum. In addition, upon the termination or repayment of any loan subject to the TRS, Arbor will either receive from Citibank the appreciation in the value of such loan, or pay to Citibank any depreciation in the value of such loan.

Citibank may terminate the TRS on or after the second anniversary of the effectiveness of the TRS. SIC Advisors may terminate the TRS on behalf of Arbor at any time upon providing 10 days prior notice to Citibank. Any termination by SIC Advisors on behalf of Arbor prior to the second anniversary of the effectiveness of the TRS will result in payment of an early termination fee to Citibank. The early termination fee shall equal the present value of the following two cash flows: (a) interest payments at a rate equal 1.30% based on 70% of the maximum notional amount of $100,000,000, payable from the later of the first anniversary of the effectiveness of the TRS or the termination date until the second anniversary of the effectiveness of the TRS and (b) interest payments at a rate equal to 0.15% based on the maximum notional amount of $100,000,000, payable from the later of the first anniversary of the effectiveness of the TRS or the termination date until the second anniversary of the effectiveness of the TRS.

Arbor is required to pay a minimum usage fee in connection with the TRS of 1.0% on the amount equal to 85% of the average daily unused portion of the maximum amount permitted under the TRS. Such minimum usage fee will not apply during the first 365 days and last 60 days of the term of the TRS Arbor will also pay Citibank customary fees in connection with the establishment and maintenance of the TRS.

Arbor is required to initially cash collateralize a specified percentage of each loan (generally 25% of the market value of such loan) included under the TRS in accordance with margin requirements described in the TRS Agreement. Arbor may be required to post additional collateral from time to time as a result of a decline in the mark-to-market value of the portfolio of loans subject to the TRS. The obligations of Arbor under the TRS Agreement are non-recourse to the Company and the Company’s exposure under the TRS Agreement is limited to the value of the Company’s investment in Arbor, which generally will equal the value of cash collateral provided by Arbor under the TRS Agreement.

In connection with the TRS, Arbor has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. In addition to customary events of default and termination events included in the form ISDA 2002 Master Agreement, the TRS Agreement contains the following termination events: (a) a failure to satisfy the portfolio criteria for at least 30 days; (b) a failure to post initial cash collateral or additional collateral as required by the TRS Agreement; (c) a default by Arbor or the Company with respect to indebtedness in an amount equal to or greater than the lesser of $10,000,000 and 2% of the Company’s net asset value at such time; (d) a merger of Arbor or the Company meeting certain criteria; (e) the Company or Arbor amending their respective constituent documents to alter their investment strategy in a manner that has or could reasonably be expected to have a material adverse effect; and (f) SIC Advisors ceasing to be the investment manager of Arbor or to have authority to enter into transactions under the TRS Agreement on behalf of Arbor, and not being replaced by an entity reasonably acceptable to Citibank.

The foregoing descriptions of the TRS, the ISDA 2002 Master Agreement and the Confirmation Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ISDA 2002 Master Agreement, attached hereto as Exhibit 10.1, and the full text of the Confirmation, attached hereto as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of August 27, 2013, by and between Arbor Funding LLC and Citibank, N.A.

10.2	Confirmation Letter Agreement, dated as of August 27, 2013, by and between Arbor Funding LLC and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer